UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

PRESIDIO PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0841255
(State or other jurisdiction of incorporation or organization	(I.R.S. employer identification no.)

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92123

(Address of principal executive offices)

(760) 471-8536

(Registrant’s telephone number, including area code)

Title of each class of registered securities	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 13, 2022, Presidio Property Trust, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that that, in connection with its previously declared special warrant dividend, the Company’s common stock will trade with “due bills” representing the right to receive the warrant dividend during the period following the January 14, 2022 record date through the close of business on the business day before the ex-dividend date to be established by the Nasdaq Stock Market, which is expected to be on or around January 24, 2022. The Company will separately announce the ex-dividend date once it has been determined.

The warrant dividend will be payable to those persons who hold shares of common stock and existing outstanding warrants as of the January 14, 2022 record date, or who acquire shares of common stock in the market following the record date, and in each case who continue to hold such shares at the close of trading on the date before the ex-dividend date to be established by the Nasdaq Stock Market.

Holders of common stock should consult their broker or financial advisor as to the first day when shares can be sold and the warrant retained.

The warrant dividend is expected to be issued on or around January 24, 2022. These warrants will give the holder the right to purchase one share of common stock at $7.00 per share, for a period of five years. Should shareholders not convert the warrants during that holding period, the warrants will automatically convert to 1/10 of a common share at expiration, rounded down to the nearest number of whole shares.

The Company has applied for these warrants to trade on the Nasdaq Capital Market under the symbol SQFTW and expects trading to begin on or around January 24, 2022. The warrants and the shares of common stock issuable upon the exercise of the warrants will be registered on a registration statement on Form S-11 (File No. 333-260885) that was filed with the Securities and Exchange Commission and is expected to be declared effective on or around January 21, 2022.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith:

99.1	Press Release Dated January 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

Date: January 13, 2022	By:	/s/ Adam Sragovicz
Adam Sragovicz
Chief Financial Officer